UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 205498-K -1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2020

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) – (c) On August 6, 2020, Dhivya Suryadevara informed General Motors Company (“GM”) of her decision to step down from her position as GM’s Executive Vice President and Chief Financial Officer (“CFO”) to pursue an external opportunity.

John P. Stapleton was appointed acting CFO, effective August 15, 2020. Mr. Stapleton, age 52, has served as the GM North America CFO since January 2014. He joined GM in 1990 and has held a series of finance roles with increasing responsibility in manufacturing, labor, performance improvement, and operations. GM will conduct an internal and external search for a permanent CFO.

There are no arrangements or understandings between Mr. Stapleton and any other person pursuant to which he was appointed as acting CFO. Mr. Stapleton does not have any family relationship with any director or other executive officer of GM, and there are no transactions in which Mr. Stapleton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Stapleton’s new duties, he received a modest increase in salary and bonus potential commensurate with his new responsibilities. In addition, on October 1, 2020, he will receive a one-time grant of $1,000,000 in performance share units under GM’s 2020 Long-Term Incentive Plan (“LTIP”). All awards made pursuant to the LTIP are subject to the terms of the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ Rick E. Hansen
Date: August 11, 2020		Rick E. Hansen
Assistant General Counsel and Corporate Secretary